EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is dated as of May 17, 2010, (the “Effective Date”) by and among COLE TAYLOR BANK (the “Lender”) and CLARK HOLDINGS INC., THE CLARK GROUP, INC., CLARK DISTRIBUTION SYSTEMS, INC., HIGHWAY DISTRIBUTIONS SYSTEMS, INC., CLARK WORLDWIDE TRANSPORTATION, INC., and EVERGREEN EXPRESS LINES, INC. (collectively, the “Borrowers”).

WITNESSETH:

WHEREAS, the Borrowers and the Lender entered into that certain Credit and Security Agreement dated as of March 5, 2010, by and among Borrowers and Lender (as amended from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lender agree to amend the Credit Agreement, and the Lender has agreed to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

2. The Borrowers acknowledge and agree that effectiveness of this Amendment is conditioned on:  (a) the payment of the amendment fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00); (b) the delivery of a fully-executed original of this Amendment; and, (c) the delivery of such other documents or instruments as the Lender and its counsel may reasonably request, each in form and substance satisfactory to the Lender and its counsel.

3. The Credit Agreement is amended by deleting the definition of “Borrowing Base” from Section 1.01, and substituting the following in lieu thereof:

“‘Borrowing Base’ means at any time, the lesser of:

(a) The Maximum Revolving Loan Limit; or

(b) Subject to change from time to time in the Lender’s sole discretion consistently applied, the sum of:

(i) Eighty-Five percent (85%) of the Borrowers’ Eligible Accounts provided if Dilution exceeds five percent (5%), such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution exceeds five percent (5%); plus

(ii) seventy percent (70%) of the Borrowers’ Eligible Unbilled Accounts, not to exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate; less

(iii) the Hedging Obligation Reserve; less

(iv) the Availability Reserve; less

(v) the Carrier Reserve; less

(vi) a reserve in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) until a release of lien is received by the Lender from the Internal Revenue Service relating to the federal tax lien set forth on Schedule 1.01-C; less

(vii) a reserve in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to be released provided: (A) no Event of Default Exists at the time of the release; (B) compliance with a Fixed Charge Coverage of not less than 1.05 to 1.00 for two consecutive quarters; and (C) Excess Availability is greater than Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) for the preceding thirty (30) day period.”

4. The Credit and Security Agreement is amended by deleting Section 12.02 entitled “Fixed Charge Coverage” and substituting the following in lieu thereof:

“12.02                      Fixed Charge Coverage.

Borrowers shall not permit Fixed Charge Coverage as of each date set forth below to be less than the corresponding ratio for such date set forth below:

Date	Ratio

for the fifty-two (52) week period ending January 1, 2011 and each thirteen (13) week quarter end thereafter on a rolling twelve (12) month basis.	1.05 to 1.0	”

5. The Credit and Security Agreement is amended by deleting Section 12.03 entitled “Intentionally Omitted” and substituting the following in lieu thereof:

“12.03                      EBITDA.

Borrowers shall not permit EBITDA to be less than the amount set forth below for the corresponding period set forth below:

Time Period	Minimum Cumulative EBITDA
eighteen (18) week period ending May 8, 2010	$<1,958,000.00>
twenty-two (22) week period ending June 5, 2010	$<1,967,000.00>
twenty-six (26) week period ending July 3, 2010	$<1,961,000.00>
thirty-one (31) week period ending August 7, 2010	$<1,587,000.00>
thirty-five (35) week period ending September 4, 2010	$<1,118,000.00>
thirty-nine (39) week period ending October 2, 2010	$ <704,000.00>
forty-four (44) week period ending November 6, 2010	$ 82,000.00
forty-eight (48) week period ending December 4, 2010	$ 562,000.00	”

6. The Credit Security Agreement is amended by deleting EXHIBIT B entitled “FORM OF COMPLIANCE CERTIFICATE” and substituting the attached EXHIBIT B in lieu thereof.

7. The Borrowers hereby acknowledge that prior to giving effect to this Amendment, the Borrowers are in default under Sections 12.02 and 13.01(b) of the Credit Agreement.  The Lender hereby waives the Event of Default under Sections 12.02 and 13.01(b) through and including the Effective Date, but the Lender expressly reserves its rights and remedies with respect to any other default or Event of Default, including, without limitation, any default or Event of Default with respect to Section 12.02 of the Credit Agreement arising after the Effective Date.  The Borrowers hereby acknowledge and agree that the execution and delivery of this Amendment has not established any course of dealing between the Borrowers and the Lender or any obligation of the Lender with respect to any future restructuring or modification of the Credit Agreement or the exercise of the Lender’s rights and remedies thereunder.

8. Each of the Borrowers hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Credit Agreement as amended hereby and the other Loan Documents (which shall include all documents executed in connection with this Amendment) as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

9. As amended hereby, the Credit Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lender.

10. The Borrowers agree to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Lender.

11. The Borrowers agree to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

12. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

13. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

14. This Amendment shall be governed by, and construed in accordance with, Section 15.03 of the Credit Agreement.

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

CLARK HOLDINGS INC., a Delaware Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

THE CLARK GROUP, INC., a Delaware Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

CLARK DISTRIBUTION SYSTEMS, INC., a Delaware Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

HIGHWAY DISTRIBUTION SYSTEMS, INC., a Delaware Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

CLARK WORLDWIDE TRANSPORTATION, INC., a Pennsylvania Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

EVERGREEN EXPRESS LINES, INC., a Pennsylvania Corporation

By:
Name:	/s/ Stephen Spritzer
Title:	Vice President and Treasurer

LENDER:

COLE TAYLOR BANK, an Illinois banking corporation

By:
Name:	/s/ Donald A. Tomlinson
Title:	Senior Vice President

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:	Cole Taylor Bank
Date:	_____________________, 20___
Subject:	[Borrower]

Financial Statements

In accordance with our Credit and Security Agreement dated as of ________, 20____, as amended, modified, extended, renewed, supplemented or restated (the “Credit Agreement”), attached are the financial statements of _____________ (“Borrower[s]”) of and for the [month] [fiscal quarter] ended _______________ ____, 20____ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 7.03 of the Credit Agreement.  All terms used in this certificate have the meanings given in the Credit Agreement.

The Borrower[s] certifies that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Borrower as of the date thereof and in a manner consistent with prior periods.

Defaults. (Check one):

The Borrower[s] further certifies that:

☐
Except as previously reported in writing to the Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower[s] has taken or proposes to take with respect thereto.

☐
There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower[s] has taken or proposes to take with respect thereto.

Representations and Warranties:

The Borrower[s] further certifies that each of the representations and warranties made by the Borrower[s], any Subsidiary and/or any Owner of the Borrower[s] in the Credit Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties made by the Borrower[s] in Section 9.01 of the Credit Agreement shall be deemed to refer to the financial statements of the Borrower[s] delivered to the Lender with this Compliance Certificate).

Financial Covenants. The Borrower further certifies as follows:

1. Minimum Fixed Charge Coverage. Pursuant to Section 12.02 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Fixed Charge Coverage was _____ to 1.00 which ☐ satisfies ☐ does not satisfy the requirement that such ratio be no less than [____ to 1.00 on the Reporting Date.] The applicable ratio set forth in the table below on the Reporting Date:

Period	Minimum Fixed Charge Coverage Ratio
Through	_____ to 1.00
Through	_____ to 1.00
Through	_____ to 1.00
Through	_____ to 1.00

2.           Minimum EBITDA.  Pursuant to Section 12.03 of the Credit Agreement, as of the Reporting Date, the Borrowers’ EBITDA for the month ending as of ____________________, was $____________________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than [$__________ on the Reporting Date.]  The amount set forth in the table below (numbers appearing between “< >” are negative) on the Reporting Date:

Period	Minimum EBITDA
Through	$
Through	$
Through	$
Through	$

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

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